EXHIBIT 14

                        Consent of PricewaterhouseCoopers



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Prospectus/Proxy
Statement on Form N-14 of our report dated February 16, 2006 relating to the financial statements and financial highlights which appears in the December 31, 2005 Annual Report to Shareholders of Phoenix-Northern Dow 30 Series, Phoenix-Northern Nasdaq-100 Index(R) Series and Phoenix-Van Kampen Equity 500 Index Series (formerly Phoenix-Alliance/Bernstein Enhanced Index Series), each a series of The Phoenix Edge Series Fund, which is also incorporated by reference into the Prospectus/Proxy Statement. We also consent to the references to us under the headings "Financial Statements and Experts" and "Forms of Agreement and Plans of Reorganization" in such Prospectus/Proxy Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
September 1, 2006